Exhibit 99.3
RECONCILIATION OF GAAP NET INCOME AND EPS TO CASH NET INCOME AND EPS
($ in millions, except EPS)

	2008					2009					2010
	Q1	Q2	Q3	Q4	Year	Q1	Q2	Q3	Q4	Year	Q1	Q2
GAAP net income	$50.6	$60.3	$71.1	$56.4	$238.4	$49.1	$53.0	$63.0	$56.9	$222.0	$69.8	$70.6

Adjusted for:
Amortization	20.2	20.2	20.2	20.1	80.7	21.8	22.1	22.2	26.5	92.6	39.0	43.1
Acquisition and licensing charges	5.0	0.5	1.0	—	6.5	—	11.9	2.9	21.6	36.4	26.0	8.8
Global supply chain initiative(1)	13.7	5.4	4.8	6.5	30.4	9.3	8.6	6.8	7.8	32.5	5.2	15.5
Favorable settlement of tax related liability	—	—	(5.9)	—	(5.9)	—	—	—	—	—	—	—
Legal settlements	—	(15.0)	—	—	(15.0)	18.8	—	3.5	2.4	24.7	3.0	—
Loss (gain) on asset sales / impairment	—	—	0.3	—	0.3	(1.5)	0.2	3.5	—	2.2	1.0	0.1
Loss (gain) on security sales and impairment	(1.4)	—	(8.2)	—	(9.6)	1.1	—	—	—	1.1	(23.4)	(1.4)
Loss on debt repurchases	1.1	—	—	—	1.1	—	—	2.0	—	2.0	—	—
Income taxes	(14.7)	(4.1)	(16.5)	(9.3)	(44.6)	(18.4)	(11.6)	(13.9)	(20.8)	(64.7)	(20.3)	(33.9)

Net income, cash	74.5	67.3	66.8	73.7	282.3	80.2	84.2	90.0	94.4	348.8	100.3	102.8

Add: Interest expense on CODES, net of tax	2.0	1.9	2.0	2.0	7.9	1.9	2.0	1.6	—	5.5	—	—

Net income, adjusted for interest on CODES	$76.5	$69.2	$68.8	$75.7	$290.2	$82.1	$86.2	$91.6	$94.4	$354.3	$100.3	$102.8

GAAP EPS	$0.45	$0.53	$0.62	$0.50	$2.09	$0.43	$0.46	$0.55	$0.51	$1.96	$0.57	$0.57

Cash EPS	$0.65	$0.59	$0.58	$0.64	$2.47	$0.69	$0.73	$0.78	$0.85	$3.04	$0.81	$0.83

(1) Includes accelerated depreciation charges.

Basic shares outstanding	102.6	102.7	102.9	103.0	102.8	103.1	103.4	103.8	109.7	105.0	121.7	122.3
Effect of dilutive securities:												—
Conversion of CODES	14.4	14.4	14.4	14.4	14.4	14.4	14.4	11.9	—	10.1	—	—
Dilutive stock options	0.4	0.6	0.7	0.6	0.5	0.7	1.0	1.4	1.6	1.3	1.7	1.7

Diluted shares outstanding	117.4	117.7	118.0	118.0	117.7	118.2	118.8	117.1	111.3	116.4	123.4	124.0